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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS




September 28, 1998



We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No._____________________) of Monaco Coach Corporation, of our report dated January 30, 1998, except for stock split information in Note 1, as to which the date is March 16, 1998, on our audit of the consolidated financial statements and financial statement schedules of Monaco Coach Corporation which report is included in the Annual Report on Form 10-K of Monaco Coach Corporation for the year ended January 3, 1998.

 /s/ PricewaterhouseCoopers LLP
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 PricewaterhouseCoopers LLP